Exhibit 99.1

NEWS RELEASE

CARREKER CORPORATION REPORTS FISCAL THIRD QUARTER

2005 RESULTS

DALLAS (December 7, 2005) — Carreker Corporation (Nasdaq: CANI), a leading provider of payments technology and consulting solutions for the financial services industry, today reported results for its fiscal third quarter ended October 31, 2005.

Total revenue for the third quarter of 2005 was $28.4 million compared to revenue of $29.9 million in the second quarter of 2005. The Company reported an operating loss of $1.2 million for the third quarter of 2005, compared to operating income of $968,000 for the second quarter of 2005. The operating loss for the third quarter included a restructuring charge of $780,000, or ($0.03) per diluted share, associated with the personnel reductions discussed in the 2005 second quarter earnings conference call. The net loss for the third quarter of 2005 was $950,000, or ($0.04) per diluted share, as compared to net income of $1.1 million, or $0.04 per diluted share, for the second quarter of 2005.

“Our third quarter results were mixed.  Strong license revenue was offset by declines in both contingency-related and traditional consulting revenue with the latter being negatively impacted by the Gulf South hurricanes.  We are encouraged by the increase in software license revenue over the first and second quarters of 2005 and anticipate that our investments in new products and increased sales capacity will result in future revenue growth,” said J. D. (Denny) Carreker, Chairman and Chief Executive Officer of Carreker Corporation.  Mr. Carreker continued, “We are starting to see demand for our new products, which are generally on schedule, and believe the combination of new product and services sales and cost reduction initiatives will set the stage for attractive future growth and profitability.”

Business Outlook

The Company expects fourth quarter revenue to be the highest of any quarter of the 2005 fiscal year due primarily to stronger consulting revenues and continued strength in license revenues.  Fourth quarter operating income is expected to increase over all other quarters in fiscal 2005

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primarily as a result of revenue growth and decreased costs associated with expense reduction initiatives.

Conference Call

Carreker’s management will host a conference call and live Web cast today, Wednesday, December 7, 2005, at 11:00 a.m. Eastern Time to discuss the Company’s third quarter fiscal year 2005 financial results and provide an overview of business conditions, industry trends and other points of interest.  To join the conference call, Domestic participants dial 866-348-8664; International participants dial 706-679-0430.  All participants enter code 2615093.  Additionally, a live Web cast of the conference call will be available through the investor relations section of the Company’s Web site at http://ir.carreker.com. A replay of the call will be available on Wednesday, December 7 from 2:00 p.m. Eastern Time through 11:59 p.m. Wednesday, December 14, 2005.  To access the replay, Domestic participants dial 800-642-1687; International participants dial 706-645-9291. All replay participants enter code 2615093.  An archived version of the Web cast will be available through the investor relations section of the Company’s web site at http://ir.carreker.com.

About Carreker Corporation

Carreker Corporation improves earnings for financial institutions around the world.  The Company’s integrated consulting and software solutions are designed to increase clients’ revenues and reduce their expenses, while improving security and increasing the value of their customer relationships.  Carreker provides products and services to more than 250 clients in the United States, Canada, the United Kingdom, Ireland, continental Europe, Australia, New Zealand, South Africa, South America, Mexico, and the Caribbean.  Clients include the full range of community, regional and large banks, among them more than 75 of the largest 100 banks in the United States. Headquartered in Dallas, Texas since 1978, Carreker Corporation has offices in London and Sydney.  For more information, visit www.carreker.com.

Forward Looking Statements - Except for historical information, the statements in this release, including statements regarding future financial performance, constitute forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially, including but not limited to customer acceptance of new product introductions, the timing of revenue from contracted sales, the timing of expected sales of products and the volatility in the Company’s common stock price, as well as the risks and uncertainties arising out of economic, competitive, governmental and technological factors affecting the Company’s operations, markets, services, products, sales, potential sales and prices. For further information concerning certain of these

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risks and uncertainties, see under the caption “Business-Forward Looking Statements and Risk Factors” in the Company’s most recent Form 10-K for the year ended January 31, 2005 and subsequent quarterly reports on From 10-Q. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Lisa Peterson, Executive Vice President and CFO (972) 371-1454 PH (972) 458-2567 FX Email: lpeterson@carreker.com	Gary Samberson, SVP, Treasury, Risk Management and Investor Relations (972) 371-1590 PH (972) 458-2567 FX Email: gsamberson@carreker.com

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CARREKER CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

ASSETS

	October 31,	January 31,
	2005	2005

Current assets
Cash and cash equivalents	$24,162	$34,516
Marketable securities	4,500	—
Accounts receivable, net of allowance of $569 and $529 at October 31, 2005 and January 31, 2005, respectively	13,284	11,144
Prepaid expenses and other current assets	3,060	2,595
Total current assets	45,006	48,255

Property and equipment, net of accumulated depreciation of $22,297 and $20,194 at October 31, 2005 and January 31, 2005, respectively	6,022	6,604
Capitalized software costs, net of accumulated amortization of $13,313 and $12,426 at October 31, 2005 and January 31, 2005, respectively	3,049	3,245
Acquired developed technology, net of accumulated amortization of $19,238 and $15,773 at October 31, 2005 and January 31, 2005, respectively	6,462	9,927
Goodwill, net of accumulated amortization of $3,405 at October 31, 2005 and January 31, 2005	20,765	20,765
Customer relationships, net of accumulated amortization of $6,183 and $5,133 at October 31, 2005 and January 31, 2005, respectively	2,217	3,267
Deferred loan costs, net of accumulated amortization of $1,503 and $1,300 at October 31, 2005 and January 31, 2005, respectively	204	407
Other assets	804	835
Total assets	$84,529	$93,305

Current liabilities
Accounts payable	$1,061	$992
Accrued compensation and benefits	5,986	7,818
Other accrued expenses	3,928	3,609
Income tax payable	182	339
Deferred revenue	16,960	22,181
Accrued merger and restructuring costs	629	1,004
Total current liabilities	28,746	35,943

Commitments and Contingencies

Stockholders’ equity
Preferred stock, $.01 par value: 2,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value: 100,000 shares authorized; 25,338 and 24,852 shares issued at October 31, 2005 and January 31, 2005, respectively	254	249
Additional paid-in capital	112,034	110,992
Accumulated deficit	(53,274)	(53,876)
Less treasury stock, at cost	(3,231)	(3)
Total stockholders’ equity	55,783	57,362
Total liabilities and stockholders’ equity	$84,529	$93,305

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CARREKER CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2005	2004	2005	2004

Revenues:
Consulting	$6,720	$7,930	$24,540	$27,501
Software license	5,322	5,701	12,463	16,134
Software maintenance	10,822	11,491	32,710	32,807
Software implementation and other services	4,585	4,622	13,611	11,143
Outsourcing service	220	50	718	60
Out-of-pocket expense reimbursements	701	813	2,446	2,365
Total revenues	28,370	30,607	86,488	90,010

Cost of revenues:
Consulting	4,369	4,555	12,887	14,166
Software license	2,155	2,503	5,519	5,771
Software maintenance	3,588	3,765	10,999	10,949
Software implementation and other services	3,562	4,002	10,217	11,181
Outsourcing service	424	222	1,437	236
Out-of-pocket expenses	701	738	2,299	2,333
Total cost of revenues	14,799	15,785	43,358	44,636
Gross profit	13,571	14,822	43,130	45,374

Operating costs and expenses:
Selling, general and administrative	11,191	11,320	33,688	35,483
Research and development	2,444	2,520	7,481	6,102
Amortization of customer relationships	350	350	1,050	1,050
Restructuring and other charges	780	266	903	2,978
Total operating costs and expenses	14,765	14,456	43,122	45,613
Income (loss) from operations	(1,194)	366	8	(239)

Other income (expense):
Interest income	185	92	495	207
Interest expense	(122)	(106)	(334)	(336)
Other income	283	275	718	732
Total other income, net	346	261	879	603
Income (loss) before provision for income taxes	(848)	627	887	364
Provision for income taxes	102	114	285	464
Net income (loss)	$(950)	$513	$602	$(100)
Basic earnings (loss) per share	$(0.04)	$0.02	$0.03	$0.00
Diluted earnings (loss) per share	$(0.04)	$0.02	$0.03	$0.00
Shares used in computing basic earnings (loss) per share	23,906	24,821	24,152	24,623
Shares used in computing diluted earnings (loss) per share	23,906	25,589	24,553	24,623

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